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                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT


This Credit Agreement ("Agreement") is made and entered into on August 4, 1999, by and between MotorVac Technologies, Inc. a Delaware corporation ("Borrower") and Imperial Bank, a California banking corporation, ("Bank").

Subject to the terms and conditions of this Agreement, any security agreement(s) executed by Borrower in favor of Bank, any note(s) executed by Borrower in favor of Bank, or any other agreements executed in conjunction therewith (collectively, the "Loan Documents"), Bank shall make the loans and or advances (individually a "Loan" and collectively "Loans") referred to below to Borrower.

In consideration of mutual covenants and conditions hereof, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

1.01      [INTENTIONALLY OMITTED]

1.02      [INTENTIONALLY OMITTED]

1.03      [INTENTIONALLY OMITTED]

1.04      [INTENTIONALLY OMITTED]

1.05      [INTENTIONALLY OMITTED]

1.06      DOMESTIC ASSET BASED LINE OF CREDIT COMMITMENT

(a) LINE OF CREDIT - ACCOUNTS RECEIVABLE BORROWING BASE CONSTRAINED. Subject to all the terms and conditions of this Agreement, provided that no event of default then has occurred and is continuing, Bank shall upon Borrower's request, make advances ("ABL Loans") to Borrower, from time to time and in such amounts as Borrower shall request up to an aggregate principal amount outstanding not to exceed:

        Eighty percent (80%) of Eligible Accounts ("Borrowing Base"), and in no event more than One Million Dollars ($1,000,000.00) (the "ABL Line of Credit"), as may be adjusted from time to time as provided for under Section 4.23 hereof.

        If at any time or for any reason, the outstanding principal amount of the ABL Loan Account (as defined below) is greater than the lessor of: (x) the Borrowing Base or (y) the ABL Line of Credit, Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this Agreement, to make ABL Loans shall expire on the ABL Maturity Date (as hereinafter defined), subject to Bank's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Bank unless it is in


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writing and signed by an officer of Bank. Provided that no Event of Default (as hereinafter defined) has occurred and is continuing, all or any portion of the ABL Loans advanced by Bank which are repaid by Borrower shall be available for reborrowing in accordance with the terms hereof. Borrower promises to pay to Bank the entire outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the ABL Loan Account on the earlier of acceleration in accordance with the terms herein by Bank or August 2, 2000 ("ABL Maturity Date").

(b) LIMITATION ON ADVANCE OF ANY ABL LOANS. Notwithstanding any of the provisions contained in Section 1.06 (a) hereof, prior to the first advance of a ABL Loan, a representative of Bank shall have conducted an audit of Borrower's books and records relating to the Accounts and Inventory and any other Collateral for the ABL Loans and made extracts therefrom, and arranged for verification of the Accounts, directly with the account debtors or otherwise, and of the Inventory all with results satisfactory to Bank, the cost of such audit of which shall be at Borrower's sole expense. Based on Bank's review of such audit, and prior to the advance of an ABL Loan in accordance with the terms of this hereof, Bank may adjust the Borrowing Base percentage, in its sole and reasonable discretion, as provided for under Section 4.23 hereof.

(c) LOAN LEDGER ACCOUNT; USE OF PROCEEDS. The amount of each ABL Loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank for the ABL Line of Credit (herein called the "ABL Loan Account") and Bank shall credit the ABL Loan Account with all loan repayments in respect thereof made by Borrower.

(d) ABL LOANS INTEREST. Borrower further promises to pay to Bank from the date of the advance of the initial ABL Loan through the ABL Maturity Date, on or before the first day of each month, interest on the unpaid balance of the ABL Loan Account at a rate of interest equal to one and one-half percent (1.50%) per annum in excess of the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the ABL Loans are outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

(e) APPLICATION OF RECEIPTS. All sums received by Bank including but not limited to those sums Take out whether received from Borrower or from Borrower's account debtors shall be applied to the outstanding ABL Loan balance immediately upon receipt thereof by the Bank. The Borrower will be charged, on a monthly basis, for the uncollected balance fees.

(f) CERTAIN DEFINITIONS. As used herein the following terms shall have the following meanings:

        "Accounts" means any right to payment for goods sold or leased, or rented, or to be sold or to be leased, or to be rented, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

        "Collateral" means any and all property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest.


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        "Eligible Accounts" Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time. "Eligible Accounts" shall also NOT include any of the following:

        (1) All Accounts under which payment is not received within 90 days from any invoice date;

        (2) All Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Account;

        (3) Any Accounts if the account debtor or any other person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower.

        (4)    [INTENTIONALLY OMITTED]

        (5)    Credit balances greater than 90 days from invoice date.

        (6) Accounts due from a debtor if 25% or more of the aggregate amount of accounts of such debtor have at that time remained unpaid for more than 90 days from invoice date.

        (7) For accounts representing more than 20% of Borrower's total accounts receivable, the balance in excess of the 20% is not eligible, with the exception of those accounts owed from Snap-on Incorporated and its subsidiaries and affiliates, which shall be allowed 60% on a combined basis.

        (8) Accounts owed by any foreign account debtors other than Canadian account debtors or unless with respect to international transactions such accounts are insured by an insurance company acceptable to the Bank or covered by letters of credit issued or confirmed by a bank acceptable to the Bank. Bank, in its sole discretion, may deem as eligible amounts due from major, publicly owned foreign companies.

        (9) Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.

        (10) Accounts where the account debtor is a seller to Borrower, whereby a potential offset (contra) exists.

        (11)   Consignment or guaranteed sales.

        (12) Bill and hold accounts, except those accounts subject to an agreement satisfactory to Bank.

        (13)   Collection accounts.

        (14)   C.O.D. accounts.


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        (15)   Salesmen's accounts for promotional purposes.

        (16) Accounts owed by any United States federal government account debtor or by any municipal account debtor, unless formally assigned to the Bank.

        (17) Accounts representing billings for service or maintenance contracts or for inventory or equipment on rent to the account debtor.

        (18)   Deferred revenues.

        (19)   Pre-billings.

(g) REQUESTS FOR ABL LOANS. Requests for ABL Loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in Section 1, which shall disclose that Borrower is entitled to the amount of loan being requested.

(h)       [INTENTIONALLY OMITTED]

(i)       [INTENTIONALLY OMITTED]

(j) LATE CHARGE. If any installment payment, interest payment, principal payment or principal balance due under the ABL Line of Credit is delinquent twenty (20) or more days, Borrower agrees to pay Bank a late charge in the amount of five percent (5%) of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the Bank to accept payment of any payment past due or less than the total unpaid principal balance after maturity. All payments, at Bank's sole discretion, shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

(k) DEFAULT RATE. If an Event of Default occurs hereunder, then during the continuance thereof at the Bank's option, the interest rate shall be five percent (5%) per year in excess of the rate otherwise applicable.

(l) INTEREST CALCULATIONS. The term "Prime Rate" shall mean the rate that the Bank has announced as its prime lending rate, which shall vary concurrently with any change in the Prime Rate. Interest based on the Prime Rate shall vary concurrently with any change in the Prime Rate. All interest shall be computed at the rate specified in any note on the basis of the actual number of days during which the principal balance of the corresponding Loans are outstanding divided by 360, which shall for interest computation purposes be considered one
(1) year.

1.07      [INTENTIONALLY OMITTED]

1.08      [INTENTIONALLY OMITTED]

1.09      LOAN FEES.


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(a)       COMMITMENT FEE. In addition to any other amounts due, or to become due, concurrent with the execution hereof, in connection with the ABL Line of Credit Borrower shall pay to Bank a commitment fee of Five Thousand Dollars ($5,000), representing one-half percent (0.50%) of the ABL Line of Credit.

(b) NON-USAGE FEE. Borrower shall pay to Bank a fee on the unused portion of the ABL Line of Credit equal to one percent (1.00%) per annum payable quarterly in arrears.

1.10 DOCUMENTATION FEE, COSTS AND EXPENSES. In addition to any other amounts due, or to become due, concurrently with the execution hereof, Borrower agrees to pay to Bank a documentation fee in the amount of One Thousand Dollars ($1,000), and all other costs and expenses incurred by the Bank in the preparation of this Agreement, the other Loan Documents and the perfection of any security interest granted to Bank by Borrower.

1.11 COLLATERAL. Borrower shall grant or cause to be granted to Bank a first priority lien on any and all personal property assets of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest or pursuant to the terms of any security agreement, or otherwise as security for all of Borrower's obligations to Bank, all as may be subject to Section 5.03 herein.

1.12 COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all interest, fees, costs, and/or expenses due under this Agreement by charging Borrower's demand deposit account number 08-215-510 with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

2.        REPRESENTATIONS OF BORROWER

Borrower represents and warrants that:

2.01 EXISTENCE AND RIGHTS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the state of Delaware, ; Borrower is authorized and in good standing to do business in the state of its incorporation; Borrower has the appropriate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each state in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement. Borrower has no investment in any other business entity unless specified in writing to Bank.

2.02 AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement and the Loan Documents are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or similar document as the case may be, and this Agreement is the valid, binding and legally enforceable obligation


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of Borrower in accordance with its terms; subject only to bankruptcy, insolvency or similar laws affecting creditors rights generally and general equitable principles.

2.03 NO CONFLICT. The execution, delivery and performance of this Agreement and the Loan Documents are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

2.04 LITIGATION. Except as disclosed in writing to Bank by Borrower, there is no litigation or other proceeding pending or threatened against or affecting Borrower which if determined adversely to Borrower or its interest would have a material adverse effect on the financial condition of Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

2.05 FINANCIAL CONDITION. The balance sheet of Borrower as of June 30, 1999, and the related profit and loss statement for the six month period ended as of that date, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit are true and correct, and said balance sheet truly presents the financial condition of Borrower as of the date thereof, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no material adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

2.06 TITLE TO ASSETS. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by
Section 5.03 hereof.

2.07 TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

2.08 TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

2.09 REGULATION U. None of the proceeds of any Loan shall be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

2.10 ERISA. All defined benefit pension plans as defined in the Employees Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the


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minimum funding standards of Section 302 of ERISA, and no Reportable Event or
Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

2.11 YEAR 2000 COMPLIANCE. Borrower and its subsidiaries, as applicable, have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a material adverse effect upon its financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates one or after December 31, 1999.

3.      CONDITIONS PRECEDENT TO LOAN

          Prior to Bank being obligated to make any Loan pursuant to this Agreement, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank:

3.01      [INTENTIONALLY OMITTED]

3.02 SECURITY AGREEMENT. Original, executed security agreement covering the personal property collateral securing the Loans.

3.03 FINANCING STATEMENT. Financing statement(s) executed by Borrower and any grantor of a security interest.

3.04      [INTENTIONALLY OMITTED]

3.05 INSURANCE. Borrower shall have delivered to Bank evidence of insurance coverage required pursuant to that Agreement to Provide Insurance executed by Borrower, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

3.06 ORGANIZATIONAL DOCUMENTS. Copies of the articles of incorporation or similar document as the case may be, of Borrower.

3.07 AUTHORIZATIONS. Certified copies of all action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents.

3.08 GOOD STANDING . Good standing certificates from the appropriate secretary of state of the state in which Borrower is organized and in each state in which it is required to be qualified to do business.

3.09      [INTENTIONALLY OMITTED]

3.10 ADDITIONAL DOCUMENTS. Such other documents as Bank may reasonably deem necessary.


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4.      AFFIRMATIVE COVENANTS OF BORROWER

Borrower agrees that so long as it is indebted to Bank, under borrowings, or other indebtedness, or so long as Bank has any obligation to extend credit to Borrower it will, unless Bank shall otherwise consent in writing:

4.01 RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

4.02 USE OF PROCEEDS. Use the proceeds of the Loans only for purposes specified in Section1 of this Agreement.

4.03 INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment, and as required by that Agreement to Provide Insurance executed by Borrower, with the Bank to be shown as Lenders Loss Payee on such policies.

4.04 TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

(a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

(b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it to be adequate with respect thereto.

4.05 RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times and upon reasonable notice during normal business hours; and furnish Bank:

(a) MONTHLY FINANCIAL STATEMENT. As soon as available, and in any event within thirty (30) days after the close of each month, a balance sheet, profit and loss statement and reconciliation of Borrower's capital balance accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower.

(b) ANNUAL FINANCIAL STATEMENT. As soon as available, and in any event within ninety (90) days after and as of the close of each fiscal year of Borrower, a report of audit of Company, all in


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reasonable detail, audited by an independent certified public accountant selected by Borrower and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower;

(c) OFFICER'S CERTIFICATE. Within forty-five (45) days after the end of each quarter and fiscal year of Borrower, a certificate of the chief financial officer of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Agreement to be performed by it and that no event has occurred and no condition then exists which constitutes an event of default hereunder or would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof, with such certificate to be completed in the form of Exhibit 4.05 (c) attached hereto.

(d) AUDIT REPORTS. Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim work on the accounts of Borrower made by such accountants;

(e) ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE AGINGS; Within ten (10) days from each month-end, deliver to Bank a detailed accounts receivable aging reconciled to the general ledger of Borrower, and a detailed accounts payable aging reconciled to the Borrower's general ledger and setting forth the amount of any book overdraft or the amount of checks issued but not sent. All the foregoing will be in a form and with such detail as Bank may request from time to time.

(f)       [INTENTIONALLY OMITTED]

(g) TRANSACTION REPORTS. Deliver to Bank (i) daily transaction reports beginning three (3) days prior to the first advance and daily thereafter, together with payments in kind, including Collateral activity and appropriate loan activity, certified by an authorized signer of Borrower. The daily reports delivered to Bank include the following Bank forms: AC-1 Accounts Receivable And Inventory Transaction Report, AC-2 Schedule of Accounts Receivable Assigned, and AC-3 Schedule of Collections; and (ii) monthly transaction reports, including Collateral activity and appropriate loan activity, certified by an authorized signer of Borrower. The monthly reports delivered to Bank include the following Bank forms: AC-1 Accounts Receivable and Inventory Transaction Report, AC-11 Computation of Ineligible Accounts Receivable, and AC-12 Monthly Accounts Receivable Reconciliation.

(h) LIST OF CUSTOMERS. On a quarterly basis or more frequently if requested by Bank, provide Bank with an alphabetized list of customers including addresses.

(i) SEC REPORTS. Promptly after the same are available, copies of all such proxy statements, financial statements and reports as Borrower or any subsidiary shall send to its members or stockholders as appropriate, if any, and copies of all reports which Borrower or any subsidiary may file with the Securities and Exchange Commission, with Borrower's 10-Q and 10-K reports to be submitted within forty-five and ninety days after the end of the respective financial period as applicable.

(j) OTHER INFORMATION. Such other information relating to the affairs of Borrower as the Bank reasonably may request from time to time.


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4.06      [INTENTIONALLY OMITTED]

4.07 WORKING CAPITAL. Maintain at all times Working Capital, meaning total current assets minus total current liabilities (including all amounts due to stockholders, officers and affiliates) of not less than Two Million Dollars ($2,000,000).

4.08 QUICK RATIO. Maintain at all times a Quick Ratio of cash and accounts receivable to current liabilities of at least 1.50 to 1.00.

4.09      [INTENTIONALLY OMITTED]

4.10 DEBT TO TANGIBLE NET WORTH. Maintain at all times a ratio of total liabilities to Tangible Net Worth (defined as stockholder's equity less any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, and any amounts due from or investments in stockholders, officers and affiliates), of not greater than 0.75 to 1.00.

4.11 ACCOUNTS RECEIVABLE TURNOVER. Maintain on a monthly basis A/R Turnover of not greater than 75 days, wherein A/R Turnover shall be calculated as net accounts receivable divided by the product of net sales for the last three months, through and including the given period, divided by ninety.

For example, if Borrower's net accounts receivable was $1,000,000, and net sales for the last three months including the given period were $2,500,000, then A/R Turnover would be calculated as $1,000,000/($2,500,000/90), the product of which would be equal to 36.00.

4.12 QUARTERLY LOSSES. Maintain quarterly losses of less than minus two hundred thousand dollars (-$200,000), and not incur two consecutive quarterly losses.

4.13 ANNUAL PROFITABILITY. Maintain an annual net profit after taxes of at least $1.

4.14      [INTENTIONALLY OMITTED]

4.15      [INTENTIONALLY OMITTED]

4.16      [INTENTIONALLY OMITTED]

4.17 ERISA. Cause all defined benefit pension plans, as defined in ERISA, of Borrower to, at all times, meet the minimum funding standards of Section 302 of ERISA, and ensure that no Reportable Event or Prohibited Transaction, as defined in ERISA, will occur with respect to any such plan.

4.18 LAWS. At all times comply with, or cause to be complied with, all laws, statues, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower's business.

4.19 GAAP. Compliance with all financial covenants shall be calculated based on generally accepted accounting principles applied on a consistent basis as maintained by Borrower.


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4.20      YEAR 2000 COMPLIANT. Borrower shall perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors whose compliance is likely to be material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Agent such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time require.

4.21 OPERATING ACCOUNTS. Maintain all primary accounts and banking relationship with the Bank. Maintain, or cause to be maintained, on deposit with Bank, non-interest bearing demand deposit balances sufficient to compensate Bank for all services provided by Bank. Balances shall be calculated after reduction for the reserve requirement of the Federal Reserve Board and uncollected funds. Any deficiencies shall be charged directly to the Borrower on a monthly basis.

4.22 NOTICES. Promptly notify Bank in writing of (i) the occurrence of any Event of Default hereunder or any event which upon notice and lapse of time would be an Event of Default; (ii) all litigation affecting Borrower where the amount is one hundred thousand dollars ($100,000) or more; any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority; any change in Borrower's name or principal place of business; or any other matter which has resulted or is likely to result in a material adverse change in Borrower's financial condition or operations.

4.23 AUDITS. Permit representatives of Bank to conduct audits of Borrower's books and records relating to the Accounts, Inventory and other Collateral and make extracts therefrom, with results satisfactory to Bank, provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business, and to the extent possible to arrange for verification of the Accounts directly with the account debtors obligated thereon or otherwise, all under reasonable procedures acceptable to Bank and at Borrower's sole expense; provided further that prior to an Event of Default, Borrower shall not be responsible for the expense of more than two (2) audits in any fiscal year. Notwithstanding any of the provisions contained in Section 1.06 A hereof, Borrower hereby acknowledges and agrees that upon completion of any such audit Bank shall have the right to adjust the Borrowing Base percentage, in its sole and reasonable discretion, based on its review of the results of such collateral audit.

4.24 COVENANTS RELATING TO COLLATERAL. In addition to any covenants in any Loan Document relating to any Collateral the Borrower agrees:

(a) To execute and deliver to Bank such assignments, including Bank's standard forms of Specific or General Assignment covering individual Accounts, notices, financing statements, and other documents and papers as Bank may require in order to affirm, effectuate or further assure the assignment to Bank of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Bank's interest in the Collateral.


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

(b) Until Bank exercises its rights to collect the Accounts and Inventory proceeds pursuant to Section 4.24 (e), Borrower will collect with diligence all Borrower's Accounts and Inventory proceeds. Any collection of Accounts or Inventory proceeds by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank, and Borrower shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections, together with the proceeds of all cash sales, daily to Bank in the identical form received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of Borrower's Loan Account or any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank's option may be charged to Borrower's general account. All collections of the Accounts and Inventory proceeds shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

(c) That until Bank exercises its rights to collect the Accounts or Inventory proceeds pursuant to Section 4.24 (e), Borrower may continue its present policies with respect to returned merchandise and adjustments. However, Borrower shall, within fifteen (15) days of the end of each month notify Bank of all cases involving returns, repossessions, and loss or damage of or to merchandise represented by the Accounts or constituting Inventory and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts or constituting Inventory and, in any of such events, Borrower will immediately pay to Bank from its own funds (and not from the proceeds of Accounts or Inventory) for application to Borrower's Loan Account or any other obligation secured hereby the amount of any credit for such returned or repossessed merchandise and adjustments made to any of the Accounts. Until payment is made as provided herein or until release by Bank from its security interest, all merchandise returned to or repossessed by Borrower shall be set aside and identified as the property of Bank and Bank shall be entitled to enter upon any premises where such merchandise is located and take immediate possession thereof and remove same.

(d) To promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto

(e) That Bank may at any time, without prior notice to Borrower, collect the Accounts and Inventory proceeds and may give notice of assignment to any and all account debtors, and Borrower does hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney with power to receive, open and dispose of all mail addressed to Borrower from account debtors, to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Bank upon the Accounts or as proceeds of Inventory; to endorse the name of the undersigned upon any document or instrument relating to the Collateral; in its name or otherwise, to demand, sue for, collect and give acquittances for any and all moneys due or to become due upon the Accounts; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated.

(f) To do all acts necessary to maintain, preserve, and protect the Inventory, keep all Inventory in good condition and repair and not to cause any waste or unusual or unreasonable depreciation thereof.

(g) In the event any unpaid balance of Borrower's Loan Account shall exceed the maximum amount of outstanding Loans to which the Borrower is entitled under
Section 1 hereof, Borrower shall immediately pay to Bank for credit to Borrower's Loan Account the amount of such excess.

4.25      [INTENTIONALLY OMITTED]

5.        NEGATIVE COVENANTS OF BORROWER

Borrower agrees that so long as it is indebted to Bank, or so long as Bank has any obligation to extend credit to Borrower, it will not, without Bank's written consent:

5.01 TYPE OF BUSINESS; CHANGE IN CONTROL. Make any substantial change in the character of its business; or permit Erin Mills International Investment Corporation to maintain less than fifty-one percent (51%) ownership of Borrower.

5.02 OUTSIDE INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than (i) Loans from the Bank, (ii) Permitted Indebtedness, (iii) obligations now existing as shown in the Borrower's financial statement dated June 30, 1999, (iv) future outside indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate during the term of this Agreement, excluding those obligations being refinanced by Bank, or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due or to become due. The term "Permitted Indebtedness" means indebtedness to trade creditors in the ordinary course of business and endorsements for collection or deposit in the ordinary course of business.

5.03 LIENS AND ENCUMBRANCES. Create, incur, permit to exist, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned or hereafter acquired by it, other than Permitted Liens. The term "Permitted Liens" means: (a) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (b) liens imposed by law, such as matierialmen's, mechanics, carriers', landlords', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; (c) liens (other than those imposed under ERISA), pledges or deposits in connection with workmen's compensation, unemployment insurance or social security obligations, provided in each case that the obligation secured is not overdue;
(d) liens to secure the performance of bids, trade contracts, leases, surety or appeal bonds and other obligations of like nature incurred in the ordinary course of business; (e) liens on equipment or software leased by Borrower pursuant to an operating or capital lease in the ordinary course of business ( including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment or software; (f) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property; (g) liens in favor of customs duties in connection with the importation of goods;
(h) liens constituting rights of set-off of a customary nature or banker's liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; (i) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default hereunder; and (j) liens in favor of Bank created pursuant to the Agreement.

5.04 LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than Permitted Investments. The term " Permitted Investments" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State or subdivision thereof maturing within two (2) years from the date of acquisition thereof; (b) corporate commercial paper, corporate notes and bonds, master notes, medium term notes, bankers acceptances, certificates of deposit and repurchase agreements which, if short term, have a minimum credit rating of A-1 or P-1 or, if long term, by Standard & Poor's Ratings Group, a division of The McGraw Hill company, or Moody's Investors Service, Inc.; and (c) investments consisting of (i) compensation of employees, consultants, officers and directors of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower.

5.05 ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity in excess of $100,000 in any one year; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

5.06 CAPITAL EXPENDITURES. Make or incur obligations for fixed , intangible or capital assets, which includes purchase money indebtedness or capital lease obligations in excess of Six Hundred Thousand Dollars ($600,000) in any given fiscal year of Borrower.

5.07      [INTENTIONALLY OMITTED]

5.08 DIVIDENDS AND DISTRIBUTIONS. Declare or pay any dividend or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock other than in dividends or distributions payable in Borrower's capital stock, except for the repurchase of Borrower's capital stock from officers, directors, employees or consultants of Borrower upon termination of their employment with or rendering of service to Borrower.

5.09 SUBORDINATED LIABILITIES. Make any payments on any Borrower's obligation subordinated to the obligations to Bank, other than in accordance with the provisions of any subordination agreement executed by the Bank and the subordinated debt holder.

6.        EVENTS OF DEFAULT

The occurrence of any of the following events of default ("Events of Default") shall, at Bank's option, terminate Bank's commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to Bank immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

6.01 FAILURE TO PAY. Failure to pay any installment of principal or of interest on any indebtedness of Borrower to Bank within, five (5) days of its due date.

6.02 BREACH OF COVENANTS. Failure of Borrower to perform any other terms or conditions of this Agreement or any Loan Document binding upon Borrower, provided that any breach of Section 4.04 shall continue for a period of 30 days..

6.03 BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be materially false or misleading in any respect.

6.04 INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

6.05 JUDGMENTS, ATTACHMENTS. Any money judgment in excess of $50,000, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

6.06 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall not be dismissed within thirty (30) days thereafter.

6.07 REVOCATION OF GUARANTEE OR SUBORDINATION AGREEMENT. Any guarantee or subordination agreement required hereunder is breached or becomes ineffective; or any Guarantor or subordination creditor disavows or attempts to revoke or terminate such guarantee or subordination agreement.

6.08      [INTENTIONALLY OMITTED]

6.09 CESSATION OF BUSINESS. Borrower shall voluntarily suspend its business.

6.10 ADVERSE CHANGE. Any change which, in the reasonable opinion of the Bank, is likely to be materially adverse to the financial condition of Borrower or any Guarantor; or should the Bank reasonably believe that it is likely that the prospect of Borrower's payment or performance hereunder or under any other agreement or instrument with Bank be materially impaired.

6.11      [INTENTIONALLY OMITTED]

6.12 OTHER DEFAULTS. Borrower, or any Guarantor of Borrower's obligations to Bank, shall commit or do or fail to commit or do any act or thing which would constitute an event of default under any of the terms of any other agreement, document or instrument executed or to be executed by it concerning the obligation to pay money.

6.13 ADVANCES. Notwithstanding anything to the contrary contained herein, Bank shall have no duty to make advances while any event of default exists notwithstanding any cure period provided for herein.

7.        MISCELLANEOUS PROVISIONS

7.01 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Bank or any holder of notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any note (s) issued in connection with a Loan that Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.02 COUNTERPARTS; ENTIRE AGREEMENT. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

7.03 ATTORNEY'S FEES. Borrower will pay promptly to Bank without demand after notice, with interest thereon from the date of expenditure at the rate applicable to the Loan, reasonable attorneys' fees and all costs and expenses paid or incurred by Bank in collecting or compromising the Loan after the occurrence of an Event of Default, whether or not suit is filed. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

7.04 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

7.05 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

7.06 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the state of California, to the jurisdiction of whose courts the parties hereby agree to submit.

7.07 OFFSET. In addition to and not in limitation of all rights of offset that Bank or other holder of the Loan may have under applicable law, Bank or other holder of any note issued hereunder shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the Loan any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Bank or other holder, within ten (10) days after the Event of Default, and notice of the occurrence of any Event of Default by Bank to Borrower.

7.08 SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

7.09 TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

7.10 ACCOUNTING. All accounting terms shall have the meanings applied under generally accepted accounting principles unless otherwise specified.

7.11      REFERENCE PROVISION.

(a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Credit Agreement, any security agreement executed by Borrower in favor of Bank or any note executed by Borrower in favor of Bank or any other agreement or instrument issued in favor of Bank by Borrower (collectively in this Section, the "Agreement") which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five
(45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section644 in any court in the state of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

(b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

(c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the state of California. The rules of evidence applicable to proceedings at law in the state of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

               7.12 This Agreement may be modified only by a writing signed by all parties hereto.


This Agreement is executed on behalf of the parties by duly authorized officers as of the date first above written.

IMPERIAL BANK                             MOTORVAC TECHNOLOGIES, INC.
("BANK")                                  ("BORROWER")


By: s/   Clinton Anderson                 By: s/   Lee W. Melody
   ----------------------------              --------------------------------
Its:     Vice President                   Its:     President & CEO
    ---------------------------               -------------------------------

                                          By: s/   David P. Nelson
                                             --------------------------------

                                          Its:     C.F.O.
                                              -------------------------------


19